UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

Hawaiian Electric Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-8503	99-0208097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-5662

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Hawaiian Electric Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-4955	99-0040500
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-7771

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The following is an update of the status of HECO’s request with the Public Utilities Commission (PUC) to increase base rates (see "Most recent rate request—Hawaiian Electric Company, Inc.," which is incorporated herein by reference to pages 40 to 41 of HEI’s and HECO’s Form 10-Q for the quarter ended June 30, 2005):

In September 2005, HECO, the Consumer Advocate and the Department of Defense reached agreement among themselves on most of the issues in the rate case proceeding. The agreement is subject to approval by the PUC, which may accept or reject the agreement in part or in full. If the PUC does not accept the material terms of the agreement, any (and all) of the parties may withdraw from the agreement and pursue their respective positions in the proceeding without prejudice.

The settlement agreement includes, as a negotiated compromise of the parties’ respective positions, a return on average common equity of 10.7% (and a return on average rate base of 8.66%) to determine revenue requirements in the proceeding. If the settlement agreement is approved by the PUC, HECO’s requested increase will be reduced from a $63 million, or 5.2%, to a $54 million, or 4.4%, increase over existing base rates. The $54 million increase includes the transfer to base rates of certain costs related to existing energy efficiency programs and incremental integrated planning costs from a surcharge line item on electric bills into base electricity charges. Excluding this surcharge transfer amount, the revised requested net increase is $42 million, or 3.4%.

Several issues were not settled, which if excluded from HECO’s revenue requirements, would reduce the amount of a rate increase to $46 million, or 3.8% ($34 million, or 2.7%, excluding the surcharge transfer amount). The remaining significant issue among the parties is the appropriateness of including in rate base approximately $50 million related to HECO’s prepaid pension asset, net of deferred income taxes. An evidentiary hearing on this issue, with a rate increase impact of approximately $7 million, was held in September 2005. HECO management believes its proposal to include the prepaid pension asset (the accumulated contributions to its pension fund, net of the accumulated net periodic pension expense), net of deferred income taxes, in rate base is reasonable.

An interim decision in the rate case proceeding is expected in the fourth quarter of 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Electric Industries, Inc.

September 16, 2005	By:	Eric K. Yeaman

Name: Eric K. Yeaman
Title: Financial Vice President, Treasurer and Chief Financial Officer

Hawaiian Electric Company, Inc.

September 16, 2005	By:	Tayne S. Y. Sekimura

Name: Tayne S. Y. Sekimura
Title: Financial Vice President